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                                                                    Exhibit 24.1



                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of FLUOR CORPORATION, a Delaware corporation ("Fluor"), does hereby constitute and appoint L. N. FISHER, A. M. OLDHAM and P. J. TRIMBLE and each of them, with full power to act without the other, as his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign the annual report on Form 10-K for the fiscal year ended October 31, 1994, and any and all amendments thereto, to be filed by Fluor with the Securities and Exchange Commission and to file such annual report and any amendments, with any and all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys-in-fact and agents, and each of them shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto subscribed their signatures as of the 3rd day of January, 1995.



Principal Executive Officer and Director:


      L. G. McCRAW                          Director, Chairman of the Board
- ------------------------                    and Chief Executive Officer
      L. G. McCraw




Principal Financial and Accounting Officer:


     J. M. CONAWAY                          Vice President and
- ------------------------                    Chief Financial Officer
     J. M. Conaway